UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Novation of Shipbuilding Contracts and Replacement of Associated Guarantees

On January 8, 2016, two wholly-owned subsidiaries (the “New Subsidiaries”) of Gener8 Maritime, Inc. (the “Company”) entered into novation agreements providing for the novation (the “Novations”) of two shipbuilding contracts (the “HSHI Shipbuilding Contracts”) from two wholly-owned subsidiaries (the “Original Subsidiaries”) of the Company to those New Subsidiaries.  The Original Subsidiaries, which were purchased from Scorpio Tankers Inc. (“Scorpio”) in March 2014 together with five other newbuilding-owning entities, originally entered into the HSHI Shipbuilding Contracts with Hyundai Samho Heavy Industries Co., Ltd. (the “Shipyard”) in December 2013. The following table shows, for each HSHI Shipbuilding Contract, the Original Subsidiary party to such contract and the New Subsidiary party to such contract.  As previously disclosed, we novated the shipbuilding contracts with the five other newbuilding-owning entities acquired from Scorpio in September 2015.

Hull No.	Original Subsidiary	New Subsidiary
S777	STI Cavaliere Shipping Company Limited (“STI Cavaliere”)	Gener8 Constantine LLC
S778	STI Esles Shipping Company Limited (“STI Esles”)	Gener8 Oceanus LLC

As of January 8, 2016, the aggregate remaining installment payments under the HSHI Shipbuilding Contracts were approximately $132.3 million.  If for any reason a New Subsidiary fails to make a payment when due, which may result in a default under the HSHI Shipbuilding Contracts, the New Subsidiary could be liable for late payment interest at a rate per annum of six percent (6%) and could be liable for any additional damages under or in connection with such contracts resulting from a breach by the New Subsidiary of the contract terms, including liability for broker’s or supervision fees if the Shipyard chooses to complete and sell, or to sell, the vessel to a third party following any default by the New Subsidiary. The New Subsidiary may also lose any equipment provided to the Shipyard as buyers’ supplies for installation by the Shipyard on the vessels.

In connection with the original entry by the Original Subsidiaries into the HSHI Shipbuilding Contracts in December 2013, Shinhan Bank (the  “Refund Guarantor”) issued a Letter of Guarantee (the “Refund Guarantee”) in favor of each Original Subsidiary pursuant to which the Refund Guarantor agreed to guarantee the repayment of the advance payments made to the Shipyard by the applicable Original Subsidiary together with interest at the rate of six percent (6%) per annum should the Original Subsidiary become entitled to demand and the Shipyard fail to make such repayment under the relevant HSHI Shipbuilding Contract.

In connection with each Novation, each Refund Guarantee will be amended and supplemented by a supplemental letter agreement issued by the Refund Guarantor (the “New Refund Guarantee”) in order to provide the Refund Guarantor’s consent to such Novation and to substitute the relevant New Subsidiary in place of the applicable Original Subsidiary as beneficiary under the relevant Refund Guarantee.  The Novations will become effective upon receipt of the New Refund Guarantees from the Refund Guarantor.

In connection with the original entry into the HSHI Shipbuilding Contracts in December 2013, Scorpio agreed to guarantee (the “Scorpio Guarantees”) the performance of each Original

Subsidiary under the relevant HSHI Shipbuilding Contracts. In March 2014, in connection with the Company’s purchase of the Original Subsidiaries from Scorpio, the Company’s wholly-owned subsidiary Gener8 Maritime Subsidiary V Inc. (formerly known as VLCC Acquisition I Corporation and referred to in this report as “GNRT Sub V”) and Scorpio entered into an agreement, dated as of March 25, 2014, pursuant to which GNRT Sub V, among other things, agreed to indemnify Scorpio to the extent that Scorpio was required to perform its obligations under the Scorpio Guarantees.  In connection with the Novations, the Scorpio Guarantees in respect of the HSHI Shipbuilding Contracts will be released and discharged and replaced with new guarantees (the “New Guarantees”) issued by the Company in favor of the Shipyard in substantially the same form as the Scorpio Guarantees.  Pursuant to each New Guarantee, the Company will guarantee the performance of the applicable New Subsidiary under the relevant novated HSHI Shipbuilding Contract.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: (i) sourcing, completion and funding of financing on acceptable terms; (ii) changes in the values of the Company’s vessels, newbuildings or other assets, (iii) loss or reduction in business from the Company’s significant customers; (iv) the failure of the Company’s significant customers, vendors, service providers, pool managers or technical managers to perform their obligations owed to the Company; (v) the Company’s failure, or the failure of the commercial managers of any pools in which the Company’s vessels participate, to successfully implement a profitable chartering strategy; (vi) a material decline or prolonged weakness in rates in the tanker market; (vii) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (viii) changes in rules and regulations applicable to the tanker industry; (ix) actions taken by governmental or regulatory authorities; (x) increases in operating or other costs; (xi) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels and existing and contemplated financing arrangements; (xii) financial market conditions; (xiii) the Company’s ability to comply with the covenants and conditions under the Company’s debt obligations; and (xiv) other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s prospectus dated June 24, 2015, filed with the SEC pursuant to rule 424(b) of the Securities Act on June 25, 2015, and the Company’s subsequent reports on Form 10-Q and Form 8-K, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting the Company’s investor relations department via the Company’s website www.gener8maritime.com. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer and Executive Vice President

DATE:   January 14, 2016